F e b r u a r y 2 n d , 2 0 2 3 Third Quarter FY 2023 Results 1 Exhibit 99.2

T H I R D Q U A R T E R F Y 2 3 R E S U L T S This presentation contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the Company’s expected financial performance, including revenues, diluted EPS, leverage, free cash flow, and organic revenue growth; the Company’s ability to execute on its brand-building strategy; the expected market share and consumption trends for the Company’s brands; and the Company’s ability to reduce debt and execute on its disciplined capital allocation strategy, including debt reduction. Words such as “trend,” “continue,” “will,” “expect,” “project,” “may,” “should,” “could,” “would,” and similar expressions identify forward-looking statements. Such forward-looking statements represent the Company’s expectations and beliefs and involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others, the impact of the COVID-19 pandemic and geopolitical instability, including on economic and business conditions, consumer trends, retail management initiatives, and disruptions to the manufacturing, distribution and supply chain and related price increases; labor shortages; competitive pressures; the impact of the Company’s advertising and promotional and new product development initiatives; customer inventory management initiatives; the ability to pass along rising costs to customers without impacting sales; fluctuating foreign exchange rates; and other risks set forth in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended March 31, 2022. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this presentation. Except to the extent required by applicable law, the Company undertakes no obligation to update any forward-looking statement contained in this presentation, whether as a result of new information, future events, or otherwise. All adjusted GAAP numbers presented are footnoted and reconciled to their closest GAAP measurement in the attached reconciliation schedule or in our February 2, 2023 earnings release in the “About Non-GAAP Financial Measures” section. Safe Harbor Disclosure 2

T H I R D Q U A R T E R F Y 2 3 R E S U L T S Agenda for Today’s Discussion 3 I. Performance Update II. Financial Overview III. FY23 Outlook

T H I R D Q U A R T E R F Y 2 3 R E S U L T S I. Performance Update

Continued Momentum in Q3 FY23

Q3 FY23 Sales Drivers

- Solid quarterly Revenue of $275.5 million, up 1.8% excluding currency vs. PY
- Continue to benefit from diverse portfolio of trusted brands
- Strong growth led by cough/cold & International segment

Stable Earnings and FCF

- Gross Margin as expected in current supply chain environment
- Solid financial profile and resulting Free Cash Flow[3] generation

Capital Allocation

- Achieved leverage ratio of 3.5x[4] — lowest leverage in over 10 years
- Debt reduction remains a key part of disciplined capital allocation strategy

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Robust Growth in Cough / Cold in Current Supply Environment

Key Drivers

Record Cough/Cold Category Growth in FY23

Cough/Cold category expanded from typical seasonality

Dynamic Supply Chain Environment Limited Ability to Keep Pace with Category Demand

Proactive Symptom Treatment Across Cold/Flu & Allergy Incidences

Brand-Building Driving Consumption Growth

% YTD Q3 YoY Growth; MULO C + Amazon ending 1/1/23


+28%
+25%
Chloraseptic
LUDEN'S

- Well-positioned due to broad and iconic offerings across medicated sprays and lozenges
- Efficient brand-building including refreshed packaging and other tools
- Taking additional actions to further aid focus on meeting consumer demand



Source: IQVIA

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T H I R D Q U A R T E R F Y 2 3 R E S U L T S II. Financial Overview

T H I R D Q U A R T E R F Y 2 3 R E S U L T S Third Quarter and YTD FY23 Performance Highlights FY23 FY22 Dollar values in millions, except per share data. $275.5 $ 94.2 $1.04 $274.5 $90.5 $0.99 Revenue EBITDA EPS 0.4% 4.1% 5.1% 8 Q 3 $841.9 $280.5 $3.14 $819.9 $282.2 $3.15 Revenue Adjusted EBITDA Adjusted EPS 2.7% (0.6%) (0.3%) (3) Revenue of $275.5 million, up 1.8% vs. PY on an organic basis(1) EPS of $1.04 up 5.1% vs. PY EBITDA(3) of $94.2 million, up 4.1% vs. PY Y T D (3) (3)

T H I R D Q U A R T E R F Y 2 3 R E S U L T S Q3 FY23 Q3 FY22 % Chg YTD FY23 YTD FY22 % Chg Total Revenue 275.5$ 274.5$ 0.4% 841.9$ 819.9$ 2.7% Adj. Gross Margin (3) 150.4 155.1 (3.0%) 471.5 473.4 (0.4%) % Margin 54.6% 56.5% 56.0% 57.7% A&M 30.4 40.2 (24.4%) 114.2 120.4 (5.2%) % Total Revenue 11.0% 14.7% 13.6% 14.7% Adj. G&A (3) 26.5 26.0 2.1% 79.7 75.6 5.4% % Total Revenue 9.6% 9.5% 9.5% 9.2% D&A (ex. COGS) 6.3 6.2 0.2% 19.1 18.2 4.9% Adj. Operating Income (3) 87.2$ 82.6$ 5.6% 258.6$ 259.2$ (0.2%) % Margin 31.6% 30.1% 30.7% 31.6% Adj. Earnings Per Share (3) 1.04$ 0.99$ 5.1% 3.14$ 3.15$ (0.3%) Adj. EBITDA (3) 94.2$ 90.5$ 4.1% 280.6$ 282.2$ (0.6%) % Margin 34.2% 33.0% 33.3% 34.4% 3 Months Ended YTD FY23 Comments FY23 Third Quarter and YTD Consolidated Financial Summary ◼ Organic Revenue(1) up 2.0% vs. PY – Strong cough/cold season & International segment were leading factors – Dramamine strength continues, well above pre-COVID baseline – Double-digit eCommerce consumption growth(2) ◼ Gross Margin(3) of 56.0%, as expected ◼ A&M of 13.6% of Revenue, slightly below PY ◼ G&A approximately 9.5% of sales ◼ Adj. EPS approximately flat vs. Adj. PY(3) Dollar values in millions, except per share data 9 9 Months Ended

Industry Leading Free Cash Flow Trends

Free Cash Flow(3)


Q3 FY23
Q3 FY22
YTD FY23
YTD FY22
(17.1%)
$53.1
$64.1
(14.6%)
$165.5
$193.8
Free Cash Flow
Adj. Free Cash Flow

Dollar values in millions

Comments

- YTD FY23 Free Cash Flow(3) of $165.5 million down 14.6% vs. PY
  - Q3 Free Cash Flow(3) down 17.1% vs. PY owing to increased inventory levels in working capital
  - Investing in inventory to support service levels
- Net Debt at December 31, 2022 of $1.4 billion(3); leverage ratio(4) of 3.5x at end of Q3
- Continue to focus on debt pay down and disciplined capital allocation strategy

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T H I R D Q U A R T E R F Y 2 3 R E S U L T S III. FY23 Outlook

Narrowing FY23 Outlook

Top Line Trends

- Strategy delivering with growing and well-positioned business
- Agile brand-building and diverse portfolio enabling growth in a dynamic environment
- Revenue outlook of $1,120 to $1,122 (~3% growth)

EPS

- Operating Profit dollars expected to grow in-line with Revenue
- Anticipate FY23 Diluted EPS of $4.18

Free Cash Flow & Allocation

- Anticipate FY23 Free Cash Flow(5) of $220 million or more
- Continue to execute disciplined capital allocation strategy
- Anticipate leverage(4) below 3.5x at year-end FY23

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T H I R D Q U A R T E R F Y 2 3 R E S U L T S Q&A

T H I R D Q U A R T E R F Y 2 3 R E S U L T S Appendix (1) Organic Revenue is a Non-GAAP financial measure and is reconciled to the most closely related GAAP financial measure in the attached Reconciliation Schedules and / or our earnings release dated February 2, 2023 in the “About Non-GAAP Financial Measures” section. (2) Company consumption and market share are based on domestic IRI multi-outlet + C-Store retail sales for the period ending January 1, 2023, retail sales data from other 3rd parties for certain untracked channels in North America for leading retailers, Australia consumption based on IMS data, and other international net revenues as a proxy for consumption. (3) Adjusted Gross Margin, Adjusted G&A, Adjusted Operating Income, Adjusted EPS, EBITDA & EBITDA Margin, Adjusted EBITDA & Adjusted EBITDA Margin, Free Cash Flow and Adjusted Free Cash Flow, and Net Debt are Non GAAP financial measures and are reconciled to their most closely related GAAP financial measures in the attached Reconciliation Schedules and / or in our earnings release dated February 2, 2023 in the “About Non GAAP Financial Measures” section. (4) Leverage ratio reflects net debt / covenant defined EBITDA. (5) Adjusted Free Cash Flow for FY23 is a projected Non-GAAP financial measure, is reconciled to projected GAAP Net Cash Provided by Operating Activities in the attached Reconciliation Schedules and / or in our earnings release in the “About Non-GAAP Financial Measures” section and is calculated based on projected Net Cash Provided by Operating Activities less projected capital expenditures plus cash payments associated with acquisition. 14

Reconciliation Schedules

Organic Revenue Change

(In Thousands)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Nine Months Ended December 31, 2022	Nine Months Ended December 31, 2021
GAAP Total Revenues	$ 275,524	$ 274,470	$ 841,856	$ 819,876
Revenue Change	0.4%		2.7%	
Adjustments:				
Revenues associated with acquisition [(a)]	-	-	(12,624)	-
Impact of foreign currency exchange rates	-	(3,770)	-	(7,252)
Total adjustments	$ -	$ (3,770)	$ (12,624)	$ (7,252)
Non-GAAP Organic Revenues	$ 275,524	$ 270,700	$ 829,232	$ 812,624
Non-GAAP Organic Revenue Change	1.8%		2.0%	

a) Revenues of our Akorn acquisition for the three months ended June 30, 2022 are excluded for purposes of calculating Non-GAAP organic revenues.

Adjusted Gross Margin

(In Thousands)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Nine Months Ended December 31, 2022	Nine Months Ended December 31, 2021
GAAP Total Revenues	$ 275,524	$ 274,470	$ 841,856	$ 819,876
GAAP Gross Profit	$ 150,402	$ 155,060	$ 471,530	$ 471,784
GAAP Gross Profit as a Percentage of GAAP Total Revenue	54.6%	56.5%	56.0%	57.5%
Adjustments:				
Inventory step-up charges associated with acquisition [(a)]	-	-	-	1,567
Total adjustments	-	-	-	1,567
Non-GAAP Adjusted Gross Margin	$ 150,402	$ 155,060	$ 471,530	$ 473,351
Non-GAAP Adjusted Gross Margin as a Percentage of GAAP Total Revenues	54.6%	56.5%	56.0%	57.7%

a) Inventory step-up charges relate to our North American OTC Healthcare segment.

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T H I R D Q U A R T E R F Y 2 3 R E S U L T S Nine Months Ended December 31, 2022 2021 2022 2021 (In Thousands) GAAP General and Administrative Expense 26,536$ 25,983$ 79,688$ 80,706$ GAAP General and Administrative Expense as a Percentage of GAAP Total Revenue 9.6% 9.5% 9.5% 9.8% Adjustments: Costs associated with acquisition (a) - - - 5,127 Total adjustments - - - 5,127 Non-GAAP Adjusted General and Administrative Expense 26,536$ 25,983$ 79,688$ 75,579$ Non-GAAP Adjusted General and Administrative Expense Percentage as a Percentage of GAAP Total Revenues 9.6% 9.5% 9.5% 9.2% Three Months Ended December 31, 16 Reconciliation Schedules (Continued) Adjusted G&A a) Costs related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees.

T H I R D Q U A R T E R F Y 2 3 R E S U L T S 17 Reconciliation Schedules (Continued) Adjusted EBITDA Margin a) Inventory step-up charges relate to our North American OTC Healthcare segment. b) Costs related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees. Three Months Ended December 31, Nine Months Ended December 31, 2022 2021 2022 2021 (In Thousands) GAAP Net Income 51,951$ 50,215$ 158,246$ 153,295$ Interest expense, net 17,917 16,924 50,188 48,314 Provision for income taxes 16,166 15,278 47,361 48,198 Depreciation and amortization 8,130 8,050 24,762 23,607 Non-GAAP EBITDA 94,164 90,467 280,557 273,414 Non-GAAP EBITDA Margin 34.2% 33.0% 33.3% 33.3% Adjustments: Inventory step-up charges associated with acquisition in Cost of Sales (a) - - - 1,567 Costs associated with acquisition in General and Administrative Expense (b) - - - 5,127 Loss on extinguishment of debt - - - 2,122 Total adjustments - - - 8,816 Non-GAAP Adjusted EBITDA 94,164$ 90,467$ 280,557$ 282,230$ Non-GAAP Adjusted EBITDA Margin 34.2% 33.0% 33.3% 34.4%

Reconciliation Schedules (Continued)

Adjusted Net Income & Adjusted EPS

	Three Months Ended December 31,				Nine Months Ended December 31,			
	2022		2021		2022		2021	
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
(In Thousands, except per share data)								
GAAP Net Income	$ 51,951	$ 1.04	$ 50,215	$ 0.99	$ 158,246	$ 3.14	$ 153,295	$ 3.02
Adjustments:								
Inventory step-up charges and other costs associated with acquisition in Cost of Sales [(a)]	-	-	-	-	-	-	1,567	0.03
Costs associated with acquisition in General and Administrative Expense [(b)]	-	-	-	-	-	-	5,127	0.10
Loss on extinguishment of debt	-	-	-	-	-	-	2,122	0.04
Tax impact of adjustments [(c)]	-	-	-	-	-	-	(2,134)	(0.04)
Total Adjustments	-	-	-	-	-	-	6,682	0.13
Non-GAAP Adjusted Net Income and Adjusted EPS	$ 51,951	$ 1.04	$ 50,215	$ 0.99	$ 158,246	$ 3.14	$ 159,977	$ 3.15

a) Inventory step-up charges relate to our North American OTC Healthcare segment.
b) Costs related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees.
c) The income tax adjustments are determined using applicable rates in the taxing jurisdictions in which the above adjustments relate and includes both current and deferred income tax expense (benefit) based on the specific nature of the specific Non-GAAP performance measure.

Note: Amounts may not add due to rounding.

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T H I R D Q U A R T E R F Y 2 3 R E S U L T S 19 Reconciliation Schedules (Continued) Adjusted Free Cash Flow a) Payments related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees. Three Months Ended December 31, Nine Months Ended December 31, 2022 2021 2022 2021 (In Thousands) GAAP Net Income 51,951$ 50,215$ 158,246$ 153,295$ Adjustments: Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows 22,978 17,052 56,467 52,280 Changes in operating assets and liabilities as shown in the Statement of Cash Flows (19,987) (970) (43,984) (8,779) Total adjustments 2,991 16,082 12,483 43,501 GAAP Net cash provided by operating activities 54,942 66,297 170,729 196,796 Purchase of property and equipment (1,803) (2,229) (5,226) (6,481) Non-GAAP Free Cash Flow 53,139 64,068 165,503 190,315 Payments associated with acquisition (a) - - - 3,465 Non-GAAP Adjusted Free Cash Flow 53,139$ 64,068$ 165,503$ 193,780$ Projected Free Cash Flow (In millions) Projected FY'23 GAAP Net cash provided by operating activities 230$ Additions to property and equipment for cash (10) Projected Non-GAAP Adjusted Free Cash Flow 220$